Exhibit 3.2

COLE CREDIT PROPERTY TRUST V, INC.

ARTICLES OF AMENDMENT

Cole Credit Property Trust V, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting existing Article XV in its entirety and substituting in lieu thereof a new Article XV to read as follows:

ARTICLE XV

DURATION

If the Board has not determined to pursue a Liquidity Event (as defined in Section 11.2 of the Charter) by the sixth anniversary of the Termination of the Initial Public Offering (as defined below), the Board shall adopt a resolution declaring that a proposed liquidation of the Corporation is advisable on substantially the terms and conditions set forth in, or referred to, in the resolution (the “Plan of Liquidation”) and directing that the proposed Plan of Liquidation be submitted for consideration at either an annual or special meeting of the Stockholders; provided, however, that the adoption of a Plan of Liquidation by the Board and the submission thereof to the Stockholders may be postponed if a majority of Directors, including a majority of Independent Directors, determines that a liquidation is not then in the best interest of the Stockholders. If the adoption of a Plan of Liquidation and the submission thereof to the Stockholders is so postponed, the Board shall reconsider whether the liquidation is in the best interest of the Stockholders at least annually and further postponement of the adoption of a Plan of Liquidation and the submission thereof to the Stockholders shall only be permitted if a majority of Directors, including a majority of Independent Directors, again determines that a liquidation would not then be in the best interest of the Stockholders. If the Board adopts a Plan of Liquidation and the Stockholders do not approve the Plan of Liquidation, (i) the Corporation shall continue operating and (ii) upon the written request of Stockholders owning in the aggregate not less than ten percent (10%) of the then outstanding Common Shares, the Board shall resubmit the Plan of Liquidation for consideration by proxy statement to the Stockholders up to once every two (2) years. If the Board adopts a Plan of Liquidation and the Stockholders approve the Plan of Liquidation, the Board shall commence an orderly liquidation of the Assets pursuant to such Plan of Liquidation. If Listing occurs on or before the sixth anniversary of the Termination of the Initial Public Offering, the Corporation shall continue perpetually unless dissolved pursuant to any applicable provision of the MGCL. For purposes of this Article XV, the term “Termination of the Initial Public Offering” shall mean the earlier of (i) the date on which the Initial Public Offering expires or is terminated by the Corporation or (ii) the date on which all Shares offered in the Initial Public Offering are sold, excluding warrants, if any, offered thereunder and Shares that may be acquired upon exercise of such warrants and Shares offered thereunder that may be acquired pursuant to the Reinvestment Plan.

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and attested to by its Secretary on this 7th day of March, 2014.

ATTEST:		COLE CREDIT PROPERTY TRUST V, INC.

/s/ Joshua E. Levit		By:	/s/ D. Kirk McAllaster, Jr.	(SEAL)
Name:	Joshua E. Levit	Name:	D. Kirk McAllaster, Jr.
Title:	Secretary	Title:		Executive Vice President, Chief Financial Officer & Treasurer